EXHIBIT 10.53

STATE OF CONNECTICUT

WORKERS’ COMPENSATION COMMISSION

SELF-INSURER SURETY BOND

BOND NO.     1316092

KNOW ALL MEN BY THESE PRESENTS:

That we Labor Ready Northeast. Inc. as principal, and Great American Insurance Company, a corporate surety company authorized to do business in the State of Connecticut as surety, are holden and stand firmly bound and obligated unto the State of Connecticut in the full and just sum of $ 350,000.00*** to the true payment whereof we bind ourselves, our heirs, administrators, executors, successors and assigns, jointly and severally, by these presents.

WHEREAS, the Principal has been granted permission by the Connecticut Workers’ Compensation Commission to conduct a Self-Insurance Workers’ Compensation Program, conforming to the provisions of the Connecticut Workers’ Compensation Act, being Chapter 568 of the Connecticut General Statutes, as amended, provided that the Principal furnish a Workers’ Compensation Surety Bond in the sum of $ 350,000.00***, and in compliance with this condition, the Principal furnished the bond as stated herein.

NOW THEREFORE, the condition of this bond is such that if the Principal complies with all the requirements of a self-insurer, all terms, provisions, conditions and duties of the applicable statutory law and rules and regulations adopted by the Commission, or of any amendments thereof in effect during the life of this bond, then this obligation shall be void, otherwise to remain in full force and effect.  If the Principal’s self-insurance license shall be revoked, or non-renewed, or if the Principal ceases to transact business in this State, or if the Principal insures its liability with an insurer, the Principal shall upon demand, deposit with the State Treasurer an amount of securities equal to the penal sum of this bond, or a single premium non-cancelable policy issued by an authorized workers’ compensation insurance company insuring him against any liability that may have arisen under Chapter 568 C.G.S., or a bond executed by a company authorized to transact the aforesaid business in this State, in an amount and form approved by the Commission, guaranteeing the payment of any liability on his part that may have arisen under Chapter 568, then this obligation shall be void; otherwise to remain in full force and effect.

SELF-INSURER SURETY BOND	BOND NO. 1316092

The Surety acknowledges that if the Principal fails to comply with the requirements of a self-insurer of workers’ compensation, then all sums payable hereunder shall be payable upon demand in writing to the Surety by the Chairman of the Connecticut Workers’ Compensation Commission.  The liability of the Surety shall not exceed in aggregate the penal amount of $ 350,000.00***.

It is understood and agreed that the Commission may permit a substitution of a new bond or bonds for this bond.

The effective date of this bond is June 1, 2001.

This bond shall continue in full force and effect until liability hereunder is released by the Connecticut Workers’ Compensation Commission.  This bond may be canceled at any time by the Surety upon giving thirty days written notice by certified mail to the Workers’ Compensation Commission.  The liability of the Surety will, after thirty days’ notice, cease, except as to such liability that may have accrued prior to the effectiveness of the cancellation.  It shall be understood that the Surety shall be liable, within the penal sum of this bond, for the default of the Principal in fully discharging any liability on its part accruing during the life of this obligation.

IN WITNESS WHEREOF, the Principal and the Surety have caused these presents to be executed in their names and behalf this 1st day of June, 2001.

[Affix Seals]
Labor Ready Northeast, Inc.
Principal

By:

Great American Insurance Company
Surety

/s/ Patrick D. Dneen
By: Patrick D. Dineen, Attorney-in-Fact

All-Purpose

Certificate of Acknowledgment

State of        Washington

County of   King

On June 1, 2001 before me, Kathie L. Wiegers,
DATE	NAME OF NOTARY PUBLIC

personally appeared Patrick D. Dineen
NAME(S) OF SIGNER(S)

☒ personally known to me - OR

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Kathie L. Wiegers
SIGNATURE OF NOTARY PUBLIC

Though the data below is not required by law, it may prove valuable to persons relying on the document and prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER	DESCRIPTION OF ATTACHED DOCUMENT(S)
Attorney-in-Fact	Type of Document
Self-Insurer Surety Bond
Bond No. 1316092

Number of Pages

Two (2)

Date of Document

June 1, 2001

Signer(s) Other Than Named Above

Labor Ready Northeast, Inc.

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

Great American Insurance Company

Document2

INSURER SURETY BOND	BOND NO. 1316092

The Surety acknowledges that if the Principal fails to comply with the requirements of a self-insurer of workers’ compensation, then all sums payable hereunder shall be payable upon demand in writing to the Surety by the Chairman of the Connecticut Workers’ Compensation Commission.  The liability of the Surety shall not exceed in aggregate the penal amount of $ 350,000.00***.

It is understood and agreed that the Commission may permit a substitution of a new bond or bonds for this bond.

The effective date of this bond is June 1, 2001.

This bond shall continue in full force and effect until liability hereunder is released by the Connecticut Workers’ Compensation Commission.  This bond may be canceled at any time by the Surety upon giving thirty days written notice by certified mail to the Workers’ Compensation Commission.  The liability of the Surety will, after thirty days’ notice, cease, except as to such liability that may have accrued prior to the effectiveness of the cancellation.  It shall be understood that the Surety shall be liable, within the penal sum of this bond, for the default of the Principal in fully discharging any liability on its part accruing during the life of this obligation.

IN WITNESS WHEREOF, the Principal and the Surety have caused these presents to be executed in their names and behalf this 1st day of June, 2001.

[Affix Seals]

Labor Ready, Northeast, Inc.
Principal

/s/ Ronald L. Junck
By:

Great American Insurance Company
Surety

/s/ Patrick D. Dineen
By: Patrick D. Dineen, Attorney-in-Fact